Exhibit 99

VIACOMCBS

EARNINGS PRESS RELEASE | May 7, 2020

VIACOMCBS REPORTS Q1 2020 EARNINGS RESULTS

- **Financial, Operational and Strategic Progress in Unlocking Value from Merged Company**
- **Sequential Improvement in Operating Income and Adjusted OIBDA, Diluted EPS and Adjusted Diluted EPS, as well as Operating Cash Flow and Free Cash Flow**
- **Proactive Response to COVID-19 Included Actions to Significantly Increase Financial Flexibility and Materially Reduce Costs, while Ensuring the Safety of Employees and Supporting Communities**
- **Significant Growth in Domestic Streaming and Digital Video Revenue, Subscribers and Consumption Reinforces Demand for ViacomCBS Content**

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"ViacomCBS delivered solid results in our first full quarter, including sequential improvement on key financial metrics, as well as clear operating momentum. In the wake of the COVID-19 pandemic, we also took decisive action to fortify our balance sheet, protect our employees and help communities in need. And through new creative strategies and production models, we continue to deliver must-watch content that big audiences love. Importantly, we are just beginning to tap into the potential of our combined assets, and our growing scale, audience reach and earnings power will become even more apparent as the market rebounds and we put the power of our portfolio behind our streaming strategy. I thank ViacomCBS employees around the world for their adaptive creativity and continued focus on serving our audiences, commercial partners and shareholders amid these unprecedented circumstances."

Q1 2020 RESULTS

$ in millions, except per share amounts

	Quarter Ended March 31		
	2020	**2019**	**B/(W) %**
GAAP			
Revenue	$ 6,669	$ 7,100	(6) %
Operating income*	917	1,804	(49)
Net earnings from continuing operations attributable to ViacomCBS*	508	1,946	(74)
Diluted EPS from continuing operations attributable to ViacomCBS	0.82	3.15	(74)
Non-GAAP[1]			
Adjusted OIBDA	$ 1,263	$ 1,539	(18) %
Adjusted net earnings from continuing operations attributable to ViacomCBS	699	898	(22)
Adjusted diluted EPS from continuing operations attributable to ViacomCBS	1.13	1.46	(23)

* Operating income and net earnings from continuing operations attributable to ViacomCBS for Q1 2019 include a gain on the sale of CBS Television City of $549 million ($386 million, net of tax). Net earnings from continuing operations attributable to ViacomCBS for Q1 2019 also includes a deferred tax benefit of $768 million associated with the reorganization of our international operations.

[1] Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.

VIACOMCBS Q1 2020 EARNINGS 2

OVERVIEW OF Q1 REVENUE

- Advertising revenue declined 19% year-over-year, but increased 2% excluding a 21-percentage point unfavorable impact from the comparison against CBS' broadcasts of *Super Bowl LIII* and the NCAA Tournament in the prior year quarter. International advertising revenue included a 10-percentage point unfavorable F/X impact.
- Affiliate revenue increased 1%, reflecting growth in station affiliation and retransmission fees, as well as subscription streaming revenue, which more than offset declines in pay-TV subscribers. International affiliate revenue included an 8-percentage point unfavorable F/X impact.
- Domestic streaming and digital video revenue – which includes streaming subscription and digital video advertising revenue – grew to $471 million, up 51% year-over-year.
- Content licensing revenue grew 9%, fueled by growth in original studio production for third parties. Paramount Television Studios, CBS Television Studios and Cable Networks' studios all benefited from strong content deliveries during the quarter.
- Theatrical revenue declined 3% as strong results from *Sonic the Hedgehog* were more than offset by prior year quarter revenues, which included carryover performance from *Bumblebee*.
- Publishing revenue rose 4%, driven by higher sales of electronic and digital audio books.

REVENUE BY TYPE

$ in millions

	Quarter Ended March 31			
	2020	2019	$ B/(W)	%
Advertising	$ 2,484	$ 3,066	$ (582)	(19)%
Domestic	2,229	2,775	(546)	(20)
International	255	291	(36)	(12)
Affiliate	2,197	2,165	32	1
Domestic	2,046	1,993	53	3
International	151	172	(21)	(12)
Content Licensing	1,594	1,465	129	9
Theatrical	167	172	(5)	(3)
Publishing	170	164	6	4
Other	57	68	(11)	(16)
Total Revenue	$ 6,669	$ 7,100	$ (431)	(6)%

BALANCE SHEET & LIQUIDITY

- In April, the company raised $2.5 billion of capital through a 5- and 10-year bond offering.
- On May 4, 2020, the company redeemed all of its outstanding 4.30% senior notes due February 15, 2021, and will redeem all of its outstanding 4.50% senior notes due March 1, 2021 on May 18, 2020.
- ViacomCBS has access to a committed and undrawn $3.5 billion revolving credit facility and other sources of liquidity to reinforce financial flexibility going forward.
- The company also had a strong start to the year, with Q1 2020 Operating Cash Flow of $356 million and Free Cash Flow† of $305 million, marking a significant sequential improvement from Q4 2019.

† Non-GAAP measures referenced in this release are detailed in the Supplemental Disclosures at the end of this release.



VIACOMCBS

VIACOMCBS Q1 2020 EARNINGS 3

RESPONSE TO COVID-19

In response to COVID-19, ViacomCBS focused on reinforcing financial flexibility and business continuity, while supporting its employees and communities.

- **Reinforced financial flexibility**: ViacomCBS strengthened its balance sheet and liquidity with a $2.5 billion debt offering in April and implemented cost savings initiatives to mitigate revenue impacts.
- **Evolved content operations**: Leveraging alternative production models and its extensive library, the company ensured the continuity of its linear and streaming programming, including national and local news and late night. It also shifted its film releases to preserve the value of its strong slate.
- **Ensured employee safety**: The company quickly pivoted to remote working, with strict protocols for protecting employees, and committed $100 million to support impacted TV and film production personnel.
- **Supported community wellbeing**: The company launched an expansive PSA campaign, #AloneTogether, resulting in over 80,000 linear spots and more than half a billion video views on social. It also aired relief specials, including BET's *Saving Our Selves* and Global Citizen's *One World: Together at Home*.


#AloneTogether
#AloneTogether PSA Campaign


CBS This Morning


stephen colbert
The Late Show with Stephen Colbert


The Daily Show with Trevor Noah

Q1 STREAMING & DIGITAL VIDEO HIGHLIGHTS

In Q1, ViacomCBS delivered strong revenue growth, and saw record sign-ups and consumption across pay and free streaming.

- Domestic streaming and digital video revenue – which includes streaming subscription and digital video advertising revenue – grew to $471 million, up 51% year-over-year.
- Domestic streaming subscribers surpassed 13.5M, up 50% year-over-year.
  - CBS All Access and Showtime OTT delivered record subscribers, sign-ups and consumption, reflecting original programming, including *Star Trek: Picard* and *Homeland*.
- In free, Pluto TV's domestic monthly active users (MAUs) grew to a record of 24M+, an increase of 55% year-over-year.
  - In March, Pluto TV rolled out its most significant product upgrade, introducing a new interface, updated features and improved search capabilities for an enhanced user experience.
  - Pluto TV expanded distribution in the US and internationally, including with XBOX, Roku, Verizon in April and TiVo in May. In the quarter, Pluto TV also launched in 17 countries in Latin America, with more than 12,000 hours of Spanish-language programming.

SURGE IN GROWTH IN APRIL

- With more consumers at home, ViacomCBS streaming platforms had their best month, with accelerated subscriber growth and consumption, reinforcing consumer demand for its content.
- CBS All Access and Showtime OTT sign-ups, daily average streams and minutes watched all rose substantially, versus the prior month.
  - Live TV and original programming, such as *Star Trek: Discovery*, *Star Trek: Picard*, *The Good Fight* and *Survivor*, drove consumption records in April on CBS All Access, with total streams and minutes watched up significantly.
  - Showtime OTT delivered its best month ever in time watched and total streams. Viewers took advantage of the full catalogue, with streaming of original series, such as *Homeland* and *Penny Dreadful: City of Angels*, and movies growing +50% and +110% year-over-year, respectively.
  - CBS All Access and Showtime OTT are seeing strong account activation, as well as consistent paid subscription conversion rates.



VIACOMCBS

VIACOMCBS Q1 2020 EARNINGS 4

REPORTING SEGMENTS

TV ENTERTAINMENT

- CBS will finish the broadcast season as America's most-watched network for the 12th straight year. In the quarter, CBS had the top 2 dramas, 5 of the top 6 comedies and #1 news program, as well as 5 of the top 6 freshmen series.
- Revenue declined 13%, including a 20-percentage point unfavorable impact from the comparison against CBS' broadcasts of *Super Bowl LIII* and the NCAA Tournament in the prior year quarter. Excluding that impact, revenue increased 7%, driven by growth in affiliate, advertising and content licensing revenue.
  - Affiliate revenue rose 20%, fueled by increased station affiliation fees and retransmission revenues, as well as strong subscription streaming revenue.
  - Advertising revenue decreased 30%, reflecting the comparison to CBS' broadcast of *Super Bowl LIII* and the NCAA Tournament in the prior year quarter. Taken together, these two events had an unfavorable impact of 34 percentage points on advertising revenue compared to the prior year quarter. This impact was partially offset by higher political advertising sales and the broadcast of an additional NFL playoff game on CBS.
  - Content licensing revenue increased 2% due to growth in original studio production for third parties.
- Adjusted OIBDA decreased 23% as a result of the comparison against sporting events in the prior year quarter, lower profits from the mix of programming under licensing arrangements and an increased investment in content.

$ in millions	Quarter Ended March 31			
	2020	2019	$ B/(W)	%
Revenue	$ 2,947	$ 3,406	$ (459)	(13) %
Advertising	1,381	1,967	(586)	(30)
Affiliate	734	611	123	20
Content Licensing	797	781	16	2
Other	35	47	(12)	(26)
Expenses	2,374	2,664	290	11
Adjusted OIBDA	$ 573	$ 742	$ (169)	(23) %

CABLE NETWORKS

- ViacomCBS grew share year-over-year in a majority of its cable networks and had the most top 30 original cable series with viewers 2-11 and 18-34.
- Revenue decreased 2% as higher streaming and studio production revenue was more than offset by linear subscriber declines.
  - Advertising revenue was flat, including a 3-percentage point unfavorable F/X impact, as strong growth in domestic streaming and digital video advertising, which includes Pluto TV, offset lower linear advertising.
  - Affiliate revenue fell 6% year-over-year, including a 1-percentage point unfavorable F/X impact, as growth in streaming was more than offset by linear subscriber declines. Importantly, the rate of change improved sequentially by 2 percentage points from Q4 2019.
  - Content licensing revenue increased 19%, driven by growth in original studio production for third parties.
- Adjusted OIBDA declined 11%, a significant sequential improvement versus Q4 2019, which included early cost savings in Cable Networks following the merger.

$ in millions	Quarter Ended March 31			
	2020	2019	$ B/(W)	%
Revenue	$ 2,858	$ 2,902	$ (44)	(2) %
Advertising	1,117	1,115	2	-
Affiliate	1,463	1,554	(91)	(6)
Content Licensing	278	233	45	19
Expenses	2,064	2,009	(55)	(3)
Adjusted OIBDA	$ 794	$ 893	$ (99)	(11) %



VIACOMCBS

VIACOMCBS Q1 2020 EARNINGS 5

FILMED ENTERTAINMENT


SONIC
THE HEDGEHOG

ISSA RAE KUMAIL NANJIANI
THE LOVEBIRDS

- *Sonic the Hedgehog* had the #1 opening weekend and domestically became the highest grossing movie based on a video game of all time. Worldwide, the film earned approximately $307 million at the box office.
- Revenue increased 11% due to strong growth in licensing and home entertainment, which more than offset a 3% decline in theatrical revenue.
  - Theatrical revenue declined 3% as strong results from *Sonic the Hedgehog* were more than offset by prior year quarter revenues, which included carryover performance from *Bumblebee*.
  - Home entertainment revenue rose 13%, driven by the mix of titles in release and higher sales of catalog titles.
  - Licensing revenue grew 18%, fueled by original studio productions for third parties, as well as the licensing of *The Lovebirds* to Netflix.
- Adjusted OIBDA declined 29%, driven by the incurrence of marketing expenses for *A Quiet Place Part II*, which was postponed to later in the year due to COVID-19.

$ in millions	Quarter Ended March 31			
	2020	2019	$ B/(W)	%
Revenue	$ 811	$ 730	$ 81	11 %
Theatrical	167	172	(5)	(3)
Home Entertainment	174	154	20	13
Licensing	442	375	67	18
Other	28	29	(1)	(3)
Expenses	784	692	(92)	(13)
Adjusted OIBDA	$ 27	$ 38	$ (11)	(29)%

PUBLISHING

Simon & Schuster


STEPHEN KING
IF IT BLEEDS

STEPHEN KING
OUTSIDER

Chain of Gold
CASSANDRA CLARE

- Bestselling titles for the quarter included Stephen King's *If It Bleeds* and *The Outsider*, and Cassandra Clare's *Chain of Gold*.
- Strong performing audiobook titles included Garrett Graff's *The Only Plane in the Sky* and Rebecca Serle's *In Five Years*.
- First quarter revenue increased 4%, reflecting 16% growth in digital sales.
- Adjusted OIBDA was flat as revenue growth was offset by higher costs from the mix of titles.

$ in millions	Quarter Ended March 31			
	2020	2019	$ B/(W)	%
Revenue	$ 170	$ 164	$ 6	4 %
Expenses	151	145	(6)	(4)
Adjusted OIBDA	$ 19	$ 19	$ -	- %



VIACOMCBS

VIACOMCBS Q1 2020 EARNINGS 6 ABOUT VIACOMCBS ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, CBS All Access, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the US television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents. For more information about ViacomCBS, please visit www.viacbs.com and follow @ViacomCBS on social platforms. VIAC-IR CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: the impact of the COVID-19 pandemic (and other widespread health emergencies or pandemics) and measures taken in response thereto; technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; the public acceptance of our brands, programming, films, published content and other entertainment content on the various platforms on which they are distributed; increased costs for programming, films and other rights; the loss of key talent; competition for content, audiences, advertising and distribution in consolidating industries; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies; evolving cybersecurity and similar risks; the failure, destruction or breach of critical satellites or facilities; content theft; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; strikes and other union activity; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; liabilities related to discontinued operations and former businesses; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

VIACOMCBS Q1 2020 EARNINGS 7 CONTACTS PRESS INVESTORS Justin Dini Anthony DiClemente Executive Vice President, Corporate Communications Executive Vice President, Investor Relations (212) 846-2724 (212) 846-5208 justin.dini@viacbs.com anthony.diclemente@viacbs.com Justin Blaber Jaime Morris Senior Director, Corporate Communications Vice President, Investor Relations (212) 846-3139 (212) 846-5237 justin.blaber@viacom.com jaime.morris@viacbs.com Pranita Sookai Director, Corporate Communications (212) 846-7553 pranita.sookai@viacom.com

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited; in millions, except per share amounts) Quarter Ended March 31, 2020 2019 Revenues $ 6,669 $ 7,100 Costs and expenses: Operating 4,065 4,248 Selling, general and administrative 1,341 1,313 Depreciation and amortization 113 106 Restructuring and other corporate matters 233 178 Total costs and expenses 5,752 5,845 Gain on sale of assets — 549 Operating income 917 1,804 Interest expense (241) (240) Interest income 14 19 Gain on marketable securities — 38 Other items, net (33) (28) Earnings from continuing operations before income taxes and equity in loss of investee companies 657 1,593 (Provision) benefit for income taxes (137) 376 Equity in loss of investee companies, net of tax (9) (18) Net earnings from continuing operations 511 1,951 Net earnings from discontinued operations, net of tax 8 13 Net earnings (ViacomCBS and noncontrolling interests) 519 1,964 Net earnings attributable to noncontrolling interests (3) (5) Net earnings attributable to ViacomCBS $ 516 $ 1,959 Amounts attributable to ViacomCBS: Net earnings from continuing operations $ 508 $ 1,946 Net earnings from discontinued operations, net of tax 8 13 Net earnings attributable to ViacomCBS $ 516 $ 1,959 Basic net earnings per common share attributable to ViacomCBS: Net earnings from continuing operations $ .83 $ 3.17 Net earnings from discontinued operations $ .01 $ .02 Net earnings $ .84 $ 3.20 Diluted net earnings per common share attributable to ViacomCBS: Net earnings from continuing operations $ .82 $ 3.15 Net earnings from discontinued operations $ .01 $ .02 Net earnings $ .84 $ 3.18 Weighted average number of common shares outstanding: Basic 614 613 Diluted 616 617

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At March 31, 2020 December 31, 2019 ASSETS Current Assets: Cash and cash equivalents $ 589 $ 632 Receivables, net 7,199 7,206 Programming and other inventory 1,431 2,876 Prepaid and other current assets 1,187 1,188 Total current assets 10,406 11,902 Property and equipment, net 2,028 2,085 Programming and other inventory 9,983 8,652 Goodwill 16,950 16,980 Intangible assets, net 2,968 2,993 Operating lease assets 1,874 1,939 Deferred income tax assets, net 931 939 Other assets 3,882 4,006 Assets held for sale 23 23 Total Assets $ 49,045 $ 49,519 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 673 $ 667 Accrued expenses 1,401 1,760 Participants’ share and royalties payable 2,086 1,977 Accrued programming and production costs 1,493 1,500 Deferred revenues 691 739 Debt 532 717 Other current liabilities 1,655 1,688 Total current liabilities 8,531 9,048 Long-term debt 18,005 18,002 Participants’ share and royalties payable 1,556 1,546 Pension and postretirement benefit obligations 2,092 2,121 Deferred income tax liabilities, net 639 500 Operating lease liabilities 1,841 1,909 Program rights obligations 316 356 Other liabilities 2,274 2,494 Redeemable noncontrolling interest 270 254 Commitments and contingencies ViacomCBS stockholders’ equity: Class A Common Stock, par value $.001 per share; 55 shares authorized; 52 (2020 and 2019) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,065 (2020) and 1,064 (2019) shares issued 1 1 Additional paid-in capital 29,633 29,590 Treasury stock, at cost; 502 (2020) and 501 (2019) Class B shares (22,958) (22,908) Retained earnings 8,827 8,494 Accumulated other comprehensive loss (2,054) (1,970) Total ViacomCBS stockholders’ equity 13,449 13,207 Noncontrolling interests 72 82 Total Equity 13,521 13,289 Total Liabilities and Equity $ 49,045 $ 49,519

VIACOMCBS INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Quarter Ended March 31, 2020 2019 Operating Activities: Net earnings (ViacomCBS and noncontrolling interests) $ 519 $ 1,964 Less: Net earnings from discontinued operations, net of tax 8 13 Net earnings from continuing operations 511 1,951 Adjustments to reconcile net earnings from continuing operations to net cash flow provided by operating activities: Depreciation and amortization 113 106 Deferred tax provision (benefit) 149 (571) Stock-based compensation 88 56 Gain on sale of assets — (549) Gain on marketable securities — (38) Equity in loss of investee companies, net of tax and distributions 9 17 Change in assets and liabilities (514) (43) Net cash flow provided by operating activities 356 929 Investing Activities: Investments (46) (99) Capital expenditures (51) (67) Acquisitions, net of cash acquired — (359) Proceeds from dispositions 146 741 Other investing activities — 3 Net cash flow provided by investing activities 49 219 Financing Activities: Repayments of short-term debt borrowings, net (186) (674) Proceeds from issuance of senior notes — 493 Repayment of notes and debentures — (600) Dividends (152) (150) Purchase of Company common stock (58) (14) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (50) (41) Other financing activities (33) (32) Net cash flow used for financing activities (479) (1,018) Effect of exchange rate changes on cash, cash equivalents and restricted cash (29) 1 Net (decrease) increase in cash, cash equivalents and restricted cash (103) 131 Cash, cash equivalents and restricted cash at beginning of period (includes $202 (2020) and $120 (2019) of restricted cash) 834 976 Cash, cash equivalents and restricted cash at end of period (includes $142 (2020) and $121 (2019) of restricted cash) $ 731 $ 1,107

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the quarters ended March 31, 2020 and 2019 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to ViacomCBS and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income, earnings from continuing operations before income taxes, (provision) benefit for income taxes, net earnings from continuing operations attributable to ViacomCBS or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Quarter Ended March 31, 2020 2019 Operating income (GAAP) $ 917 1,804 Depreciation and amortization (a) 113 106 Restructuring and other corporate matters (b) 233 178 Gain on sale of assets (b) — (549) Adjusted OIBDA (Non-GAAP) $ 1,263 $ 1,539 2020 includes accelerated depreciation of $12 million for technology that was abandoned in connection with synergy plans related to the merger of Viacom Inc. with and into CBS Corporation (the “Merger”). See notes on the following tables for additional information on items affecting comparability.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Quarter Ended March 31, 2020 Net Earnings Earnings from from Continuing Continuing Diluted EPS Operations Operations from Before Income Provision for Attributable to Continuing Taxes Income Taxes ViacomCBS Operations Reported (GAAP) $ 657 $ (137) $ 508 $ .82 Items affecting comparability: Restructuring and other corporate matters (a) 233 (47) 186 .30 Depreciation of abandoned technology (b) 12 (3) 9 .02 Discrete tax items — (4) (4) (.01) Adjusted (Non-GAAP) $ 902 $ (191) $ 699 $ 1.13 (a) Primarily reflects severance and exit costs as well as other costs related to the Merger. (b) Reflects accelerated depreciation for technology that was abandoned in connection with synergy plans related to the Merger. Quarter Ended March 31, 2019 Net Earnings Earnings from from Continuing Benefit Continuing Diluted EPS Operations (Provision) Operations from Before Income for Income Attributable to Continuing Taxes Taxes ViacomCBS Operations Reported (GAAP) $ 1,593 $ 376 $ 1,946 $ 3.15 Items affecting comparability: Restructuring and other corporate matters (a) 178 (43) 135 .22 Gain on sale of assets (b) (549) 163 (386) (.63) Gain on marketable securities (38) 9 (29) (.04) Discrete tax items (c) — (768) (768) (1.24) Adjusted (Non-GAAP) $ 1,184 $ (263) $ 898 $ 1.46 (a) Reflects severance and exit costs as well as costs associated with the settlement of a commercial dispute and other legal proceedings involving the Company. (b) Reflects a gain on the sale of the CBS Television City property and sound stage operation. (c) Reflects a deferred tax benefit resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by operating activities less capital expenditures. Our calculation of free cash flow includes capital expenditures because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by operating activities is the most directly comparable GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. As a result, free cash flow is a significant measure of our ability to generate long-term value. It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is among several components of incentive compensation targets for certain management personnel. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by operating activities as a measure of liquidity or net earnings as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow as a measure of liquidity has certain limitations, does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. The following table presents a reconciliation of our net cash flow provided by operating activities to free cash flow. Quarter Ended March 31, 2020 2019 Net cash flow provided by operating activities (GAAP) $ 356 $ 929 Capital expenditures (51) (67) Free cash flow (Non-GAAP) $ 305 $ 862